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                                                                   EXHIBIT 10.50

                                                                  EXECUTION COPY

                                October 24, 2003

Ingram Funding Inc.
1610 East St. Andrew Place
Santa Ana, CA 92705

Ingram Micro Inc.
1600 East St. Andrew Place
Santa Ana, CA 92705

         Re: The Pooling Agreement and the Series 1994-3 Supplement (each as defined below)

Ladies and Gentlemen:

         Reference is hereby made to (i) that certain Ingram Funding Master Trust Amended and Restated Pooling Agreement dated as of March 8, 2000, among Ingram Funding Inc. ("Funding"), Ingram Micro Inc., as master servicer (the "Master Servicer"), and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Pooling Agreement"), and (ii) that certain Ingram Funding Master Trust Series 1994-3 Supplement dated as of March 8, 2000, among Funding, the Master Servicer and the Trustee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Series 1994-3 Supplement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Pooling Agreement or the Series 1994-3 Supplement, as the case may be.

         The Master Servicer has requested the consent of the Class A Certificateholder to (1) terminate that certain Lockbox Agreement dated as of March 8, 2000 among Funding, the Master Servicer, the Trustee and Bank of America N.A. (the "Bank of America Lockbox Agreement"), (2) close the Lockbox Accounts referred to in the Bank of America Lockbox Agreement (the "Bank of America Lockbox Accounts") and (3) open new Lockbox Accounts at Fleet National Bank (such Lockbox Accounts, the "Fleet Lockbox Accounts"). Each of the undersigned parties hereby consents to (a) the termination of the Bank of America Lockbox Agreement, (b) the closing of the Bank of America Lockbox Accounts and (c) the opening of the Fleet Lockbox Accounts; provided that the foregoing consent is conditioned upon the receipt by the Agent of a fully-executed Lockbox Agreement with respect to the Fleet Lockbox Accounts in the form attached hereto as Exhibit A.

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         Except as otherwise expressly provided herein, this letter agreement shall not operate as a waiver of any Early Amortization Event, or of any right, power, or remedy of the Class A Certificateholder or the Trustee under the Pooling Agreement or the Series 1994-3 Supplement or any other applicable Transaction Document; and the Pooling Agreement and the Series 1994-3 Supplement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                    Very truly yours,

                                    The Prudential Insurance Company of America,
                                    as Class A Certificateholder
                                    By: Prudential Investment Management, Inc.,
                                    as Investment Advisor

                                      By: /s/ Michael J. Bozzo
                                          -------------------------
                                      Name: Michael J. Bozzo
                                      Title: Vice President

Acknowledged and agreed to:

JPMORGAN CHASE BANK, not in its individual capacity but solely as Trustee

By: /s/ Joseph M. Costantino
    -------------------------------
    Name: Joseph M. Costantino
    Title: Trust Officer

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